UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

Webster Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of President

On October 27, 2015, the Board of Directors (the “Board”) of Webster Financial Corporation (the “Company”) appointed, effective immediately, John R. Ciulla as President of the Company and Webster Bank, and Joseph J. Savage as Executive Vice Chairman of the Company and Webster Bank. The Board also appointed Mr. Ciulla to serve on the board of directors of Webster Bank, effective immediately. Mr. Savage will remain a director of Webster Bank. There are no arrangements or understandings pursuant to which Mr. Ciulla or Mr. Savage were appointed to their respective positions and there are no related party transactions between the Company and Mr. Ciulla or Mr. Savage.

Prior to his appointment as President, Mr. Ciulla, 50, served as Executive Vice President, Commercial Banking of Webster and Webster Bank. Prior to his appointment as Executive Vice Chairman, Mr. Savage, 63, served as President of the Company and Webster Bank since December 2013. Additional biographical information and information regarding change in control agreements and other arrangements with Messrs. Ciulla and Savage can be found in the Company’s definitive proxy statement filed with the SEC on March 13, 2015 and the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2015, which information is incorporated herein by reference.

On October 28, 2015, the Company issued a press release announcing the appointments of Messrs. Ciulla and Savage. That press release is furnished with this report as Exhibit 99.1.

Amendment to the Supplemental Retirement Plan for Employees of Webster Bank

On October 27, 2015, the Compensation Committee of the Board approved and adopted an amendment (the “Amendment”) to the Webster Bank Supplemental Defined Benefit Plan for Executive Officers (the “SERP”), which Amendment shall become effective as of October 27, 2016 in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. The SERP is a frozen non-qualified supplemental defined benefit plan for certain executive officers of Webster Bank who were participants in the Webster Bank Pension Plan, including the CEO and certain other named executive officers of the Company.

Under the SERP as in effect without regard to the Amendment, upon a participant’s death prior to commencement of benefits under the SERP, a participant’s beneficiary is entitled to receive a death benefit equal to 50% of the participant’s accrued benefit, as of the participant’s date of death. The Amendment amends the SERP, with respect to participants in the SERP who are actively employed by the Company and/or Webster Bank as of October 27, 2015, to permit a beneficiary of such a participant to receive a death benefit equal to 100% of the participant’s accrued benefit, as of the participant’s date of death.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Webster Bank Supplemental Defined Benefit Plan for Executive Officers

99.1	Press release dated October 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: October 30, 2015	By:	/s/ Glenn I. MacInnes
	Name:	Glenn I. MacInnes
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Webster Bank Supplemental Defined Benefit Plan for Executive Officers

99.1	Press release dated October 28, 2015